EXHIBIT 10.7

FORM OF EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

            This EMPLOYMENT AGREEMENT ("Agreement") made as of this 15th day of October, 2007, is entered into among Gregory D. Vacca (the "Employee"), WiFiMed, Holdings Company, Inc., a Nevada corporation (the "Parent Company"), and EncounterPRO Healthcare Resources, Inc. (the "Sub Company"), a Georgia Company that is a wholly-owned subsidiary of the Parent Company.  Collectively or where the context requires, alternatively, the Sub Company and the Parent Company shall be referred to as the "Company."

            WHEREAS, the Board of Directors of the Parent Company (the "Board") believes it to be to the Company's  advantage to ensure that the Employee render services to the Company as hereinafter provided; and

            WHEREAS, the Employee's officer position requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business to improve and extend the business;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises herein contained, the parties hereto agree as follows:

            1.         Position and Responsibilities.

           (A)       Title & Responsibilities:  Employee shall serve as the President, CEO, and Acting Treasurer of the Parent Company and as President and CEO of the Sub Company.  Employee shall exercise such powers and comply with and perform such directions and duties regarding the business and affairs of the Company as may from time to time be vested in or given to him by the Board and shall use all diligent efforts to improve and extend the business of the Company.  The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board.  The Employee's duties will include: managing the strategic direction of the Company's business, investor relations, marketing, sales and business development. The Employee agrees to devote substantially all of his available business time, attention and services to the discharge of such duties for the best interest of the Company.  The Employee will also have primary responsibility in the areas of sales and marketing, finance and administration, human resources, and development and execution of the Company's overall business plan.  The Employee shall perform such duties and services, consistent with his positions under this Agreement.

            (B)       Director Nomination:   During the term of this Agreement, and for so long as the Employee remains the President or CEO of either the Parent Company or the Sub Company, the Board shall designate and nominate the Employee as a director of the Parent Company and, if elected by equityholders of the Parent Company, the Employee shall accept such position and perform his duties thereunder.

            2.         Compensation: Salary, Bonuses and Other Benefits.  During the term of this Agreement, the Company shall pay the Employee the following compensation, including the following annual salary, bonuses and other fringe benefits:

(A)              Salary.  In consideration of the services to be rendered by the Employee under this Agreement, the Company will pay to the Employee an initial annual base salary of $140,000.00 for 2007 and an initial annual base salary of $160,000 for the 2008 calendar year and for the period from January 1, 2009 through October 14, 2010.  Such annual salary shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time.  Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes, in conformity with the Company's prevailing practices.  The annual base salary for subsequent years during the term of this Agreement shall be reviewed annually by the Board, and shall be determined by the Board for each subsequent year during the term of this Agreement; provided, however, the base salary payable hereunder shall at no time be less than the initial base salary.

(B)              Stock Options. Upon signing this Agreement, Employee shall be granted a hiring bonus of 500,000 options to purchase common stock in the Parent Company at $0.46 (forty-six cents) per share to be vested immediately upon execution of this Agreement. The terms of the stock option are set forth in Exhibit B.  In addition, upon execution of this Agreement, the Board of Directors shall grant Employee an incentive stock option to acquire 2,500,000 shares of the Parent Company's common stock pursuant to the terms and conditions of the Company's Stock Incentive Plan attached hereto as Exhibit B.  The stock option will be effective as of the Effective Date of this Agreement.  This grant represents a 3-year vesting period of which 1,000,000 options become vested on the first anniversary day of Employee's employment under this Agreement.   The subsequent, 1,500,000 options will vest on a monthly basis at 1/24th of the options or 62,500 per month.

(C)              Bonus.  The Employee shall be eligible on January 31, 2008 and subsequently for an annual bonus of up to 40% of his salary based on 4 objectives established by the Board.  Employee gives to the Board of Directors complete discretion to determine (a) whether Employee has earned such bonuses and (b) the amount of such bonuses.  These bonuses shall be awarded no later than February 28 of the following year and shall be payable within 60 days of the date of such award.

(D)              Reimbursement of Expenses; Housing; Fringe Benefits.  The Employee will also be entitled to be promptly reimbursed for all of his business-related travel, lodging and entertainment expenses in accordance with the Company's prevailing policy for officers.  Included in this reimbursement shall be housing expenses of $750.00 per month for Employee's cost of housing in the metropolitan Atlanta area for the convenience of the Company.  Also included in this reimbursement shall be two monthly trips to and from Atlanta to Orange County California, each to be reimbursed in an amount not exceeding $500 per round trip.  Any additional business-related air travel to and from Atlanta and Orange County California shall be reimbursed in accordance with the Company's prevailing policies.  The Employee will be entitled to participate on the same basis with all other officers and employees of the Company in the Company's standard benefits package made generally available to all other officers and employees, including 401(k), group health, disability and life insurance programs, and other fringe benefits. The Company will ensure that Employee has Directors and Officers Liability Insurance in an amount this is sufficient and customary for enterprises like those of the Company.

(E)              Vacation.  Employee shall be entitled to a paid vacation (taken consecutively or in segments) of four (4) weeks during each fiscal year, adjusted pro rata for any partial fiscal year during the term hereof, but with no carryover.  Such vacation may be taken at such times as is reasonably prudent and consistent with the proper and diligent performance by the Employee of his duties and responsibilities hereunder.

            3.         Performance Review.  Commencing on the first anniversary of this Agreement, the Board and the Employee shall in good faith review the performance by, and the compensation payable to, the Employee for the prior year and the proposed performance by, and compensation to, the Employee for the then forthcoming year.

            4.         Term.  The term of this Agreement shall commence on the date first above written and shall terminate on the earlier to occur of (i) October 14, 2010, (ii) the death or disability of the Employee, or (iii) the occurrence of any of the circumstances described in Section 5 hereof (the "Expiration Date").  After October 15, 2010, such employment may be extended for successive twelve-month periods upon approval by the Board, subject to earlier termination as provided herein.  In the event of death or disability, the Employee's estate shall receive payment of all unpaid or accrued salary, earned bonuses, and vesting of equity participation, pro-rated until the date of termination.

            5.         Termination.  The Employee's term of employment under this Agreement may be earlier terminated as follows:

                        (A)       At the election of the Company for Just Cause.  The Company may, immediately and unilaterally, terminate the Employee's employment hereunder "for just cause" at any time during the term of this Agreement upon ten (10) days' advance written notice to the Employee.  Termination of the Employee's employment by the Company shall constitute a termination "for just cause" under this Section if such termination is for one or more of the following causes:  (i) the substantial failure of Employee to render services to the Company in accordance with his assigned duties consistent with this Agreement, and such failure continues for a period of more than 15 days after written notice has been provided to the Employee by the Board and itemizing the reasons for such failure of performance;  (ii) misconduct or gross negligence of the Employee in connection with the performance of his assigned duties or breach of the material terms of this Agreement or the other agreements executed in connection with this Agreement;  (iii) the conviction of the Employee of a felony, either in connection with the performance of his obligations to the Company or which adversely affects the Employee's ability to perform such obligations, or which adversely affects the business activities, reputation, goodwill or image of the Company; (iv) the commission by Employee of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company or adversely affects the business activities, reputation, goodwill or image of the Company; dishonesty or breach of fiduciary duty, (v) the unauthorized disclosure by Employee of any trade secret or confidential information of the Company or any of its clients or customers, which results in damage or injury to the Company or adversely affects the business activities, reputation, goodwill or image of the Company or its clients or customers; or (vi) the willful commission by Employee of an act which constitutes unfair competition with the Company or that induces any employee or customer of the Company to break a contract with the Company.

            In the event of any such termination "for just cause" above, the Employee shall be entitled to (i) accrued and unpaid salary and vacation through the termination date, (ii) COBRA benefits for up to the applicable statutory period, provided Employee makes the appropriate voluntary contribution payments, and subject to applicable law and the requirements of the Company's health and insurance plans then in effect, and (iii) no other severance or other compensation benefits, other than payments which are required by law to be provided to all discharged employees.

                        (B)       Voluntary Termination.  The Employee may voluntarily terminate his employment at any time during the term of this Agreement by providing the Board with thirty (30) days prior written notice of termination.  In the event of any such voluntary termination by the Employee, the Employee shall be entitled to (i) accrued and unpaid salary and vacation through the termination date, (ii) COBRA benefits for the applicable statutory period, provided Employee makes the appropriate voluntary contribution payments, and subject to applicable law and the requirements of the Company's health and insurance plans then in effect, and (iii) no other severance or other compensation benefits.

                        (C)       At the Election of the Company for Reasons Other Than Just Cause.  The Company may, immediately and unilaterally, terminate the Employee's employment hereunder at any time during the term of this Agreement "without cause" by giving ten (10) days' prior written notice to the Employee of the Company's election to terminate.  During such period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in matters relating to a transition.  In the event the Company exercises its right to terminate the Employee under this Section, the Employee shall be entitled to severance or termination payment of twelve months' salary at the then current base rate including health and dental insurance benefits, earned or accrued bonuses and vacation pay, and payable in the same manner as such salary was payable during the term of the Employee's employment, and pro-rated through the date of termination.  Such severance payment shall be payable on a monthly basis following the Employee's termination and shall be subject to all applicable taxes.  In the event of a termination under this Section 5(C), the Company may, at either of their options, retain the Employee as a consultant on terms mutually agreed between the Company and the Employee.  If the payments required by this Section are not paid when due or within 30 days thereafter, then the noncompetition and non-solicitation provisions of Sections 1 and 2 of the Noncompetition, Confidentiality and Inventions Agreement shall terminate, and the unvested component of any stock or stock options awarded to, granted to, or held by the Employee shall automatically accelerate and vest in their entirety.   If Employee is terminated before the first anniversary of Employee's employment under this Agreement, one-half of any unvested stock or stock options contemplated by this Agreement shall immediately vest.

            It shall be deemed to be a constructive termination "without cause" if:  (i) the Employee's responsibilities and executive authority are reduced or diluted in any material way without the Employee's written consent; (ii) the Employee's annual salary or bonus arrangement is reduced in any material way without his written consent; (iii) a periodic payment of Employee's initial base salary is more than thirty (30) days past due and the Board, after receiving written notice of this deficiency does not cure within thirty (30) business days; or (iv) the Employee is relocated, without his consent, to a facility which is more than thirty (30) miles from the Company's present facility in Atlanta, Georgia.

                        (D)       Notwithstanding anything herein Employee's cessation of employment with the Sub Company shall not be deemed a termination under this Section 5 provided that (i) Employee continues in his employment as President and CEO of the Parent Company and (ii) Employee's period of employment and total compensation, bonuses, stock, stock incentives, and benefits are not reduced.  It is contemplated by the parties that Employee will be relieved of his position as Acting Treasurer of the Parent Company as soon as is reasonably possible and that Employee will not suffer any resulting reduction in compensation, bonuses, stock, stock incentives, or other benefits when such event occurs.

            6.         Noncompetition, Confidentiality and Inventions Agreement.  In connection with his employment by the Company pursuant to the terms of this Agreement, the Employee shall execute the Noncompetition, Confidentiality and Inventions Agreement attached hereto as Exhibit A, the terms and conditions of which are incorporated herein by reference.  This Agreement is an essential part of the subject matter of this Agreement and is incorporated by reference.

            7.         Governing Law; Injunctive Relief.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia and shall be deemed to be performable in the State of Georgia.  The Employee acknowledges that the breach or threatened breach of any of the provisions of this Agreement would give rise to irreparable injury to the Company which injury would be inadequately compensable in money damages.  Accordingly, the Company may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement or the Noncompetition Agreement executed in connection herewith, in addition to and not in limitation of any other legal remedies which may be available.  The Employee further acknowledges and agrees that the agreements set out above are necessary for the protection of the Company's legitimate goodwill and business interests and are reasonable in scope, duration and content.

            8.         Severability.  In case any one or more of the provisions contained in this Agreement or the Noncompetition Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the Noncompetition Agreement, but this Agreement or the Noncompetition Agreement, as the case may be, shall be construed, revised, modified and reformed to the maximum extent possible to effect the purposes set forth herein and in the Noncompetition Agreement.

            9.         Waivers and Modifications.  This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section.  No modification or waiver by the Company shall be effective without the consent of the Employee and at least a majority of the Board (excluding the Employee, if the Employee is a director) then in office at the time of such modification or waiver.  No waiver by either party of any breach by the other party of any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement.  This Agreement and the Noncompetition Agreement set forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

            10.       Assignment.  The Employee acknowledges that the services to be rendered by him are unique and personal in nature.  Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company, including any successor to the Company's capital stock or assets by reason of any sale of stock or assets, merger, sale or other form of business combination where either of the Company is not the surviving entity.

            11.       Acknowledgments.  The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions of the Noncompetition Agreement may interfere with the Employee's ability to pursue a livelihood in the software industry.  Notwithstanding the foregoing, the Employee represents that he is knowledgeable about the business of the Company and further represents that he is capable of pursuing, and willing to pursue, a career in other industries to earn a proper livelihood.

            12.       Arbitration.  Any controversy, dispute, claim or breach arising out of or relating to this Agreement shall be submitted for settlement to an arbitrator agreed upon by the parties.  The decision of such arbitrator shall be final and binding on the parties.  If the parties cannot agree upon an arbitrator, the controversy, claim or breach shall be referred to the American Arbitration Association with a request that the Association appoint an arbitrator.  Such arbitration shall be held in Atlanta, Georgia, in accordance with the rules and practices of the American Arbitration Association pertaining to single-party arbitration then in effect, and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction.  The prevailing party shall be entitled to recover all costs and expenses associated with any arbitration (including attorneys' fees); and if no party prevails, each party shall be responsible for its own expenses.

            IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

WiFiMed Holdings Company, Inc.

EncounterPRO Healthcare Resources, Inc.

By:      ___________________________

            Marshall S. Sterman

Title:   Chairman, Board of Directors,

EMPLOYEE:

_____________________________

(A)                Gregory D. Vacca

Exhibit A

WiFiMed Holdings Company, Inc.
EncounterPRO Healthcare Resources, Inc.

NONCOMPETITION, NONDISCLOSURE AND INVENTIONS AGREEMENT

            The undersigned, Gregory D. Vacca, (the "Employee") enters into this Noncompetition, Nondisclosure and Inventions Agreement ("Covenant") with WiFiMed Holdings Company, Inc. (the "Parent Company") and EncounterPRO Healthcare Resources, Inc. (the "Sub Company") (hereinafter collectively referred to as the "Company").  Employee enters into this Covenant as a condition of his employment under the Employment Agreement executed by the Company and in consideration for his employment by and compensation from the Parent Company and/or the Sub Company and hereby agrees with the Company as follows:

            1.         Noncompetition Covenant.  During the period of employment and for a period of one (1) year after termination of such employment (for any reason whatsoever), the Employee agrees that he will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in any business or other commercial activity that  is competitive with the Business of the Company at the time of termination of such employment.  For purposes of this Covenant, the "Business of the Company" means technology and consultative services rendered to healthcare practices and hospitals for patient encounters.  The restrictions set forth in this Section shall not restrict the Employee from working for a line of business, division or unit of a larger entity that competes with the Business of the Company; provided that the activities of the Employee for such line of business, division or unit do not involve work by the Employee on matters competitive with the Business of the Company.  The foregoing restriction shall not apply to ownership by the Employee of less than 2% of the equity securities of any publicly-traded company.

            2.         Nonsolicitation.  During the period of employment by the Sub Company and for a period of one (1) year after termination of such employment (for any reason), the Employee will not directly or indirectly either for himself or for any other commercial enterprise, solicit, divert or take away or attempt to solicit, divert or take away, any of the Company's business, customers, or prospective customers in existence at the time of termination of such employment for the benefit on any enterprise which may be competitive to the Business of the Company.  For purposes of this Covenant, "prospective customers" shall include those customers being solicited by the Company at the time of the Employee's termination.  During such employment with the Company and for a period of one (1) year thereafter, the Employee will not solicit or discuss with any employee of the Company the employment of such Company employee by any commercial enterprise, whether or not competitive to the Business of the Company, other than for the benefit of the Company, nor recruit, or attempt to recruit, any such Company employee other than on behalf of the Company.

            3.         Nondisclosure Obligation.  The Employee will not at any time, whether during or after the termination of employment, for any reason whatsoever (other than to promote and advance the Business of the Company), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning the Company or the trade secrets or confidential business information of third parties subject to a duty of confidentiality on the part of the Company, including without limitation: research and development activities; product designs, prototypes and technical specifications; show-how and know-how; marketing plans and strategies; pricing and costing policies; customer and supplier lists and accounts; or nonpublic financial information so far as they have come or may come to the Employee's knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company.  This restriction shall not apply to:  (i) information that may be disclosed generally or is in the public domain through no fault of the Employee; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed.  The Employee shall keep secret all matters of such nature entrusted to him and shall not use or disclose any such information for the benefit of any third party in any manner which may injure or cause loss to the Company, whether directly or indirectly.

            4.         Assignment of Inventions.  The Employee expressly understands and agrees that any and all right or interest he obtains in any designs, research, copyrights, trade secrets, technical specifications, software programs, software and systems documentation, designs, flowcharts, logic diagrams, software methodologies and algorithms, technical data, know-how and show-how, internal reports and memoranda, customer and vendor lists, marketing plans, pricing policies, inventions, concepts, ideas, expressions, discoveries, improvements and patent or patent rights which are authored, conceived, devised, developed, reduced to practice, or otherwise obtained by him during the term of this Covenant which relate to or arise out of his employment with the Company are expressly regarded as "works for hire" (the "Work Product").  The Employee hereby assigns to the Company the sole and exclusive right to such Work Product.  The Employee agrees that he will promptly disclose to the Company any and all such Work Product, and that, upon request of the Company, the Employee will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in such Work Product.  The obligations of this Section shall continue beyond the termination of the Employee's employment with respect to such Work Product conceived of, reduced to practice, or developed by the Employee during the term of this Covenant.  The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by the Employee for any assistance rendered to the Company pursuant to this Section.

            In the event the Company is unable, after reasonable effort, to secure Employee's signature on any letters patents, copyright or other analogous protection relating to the Work Product, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officer and agent as Employee's agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and irrevocable and shall survive Employee's death or incapacity), to act for and in Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letter patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Employee.

            5.         Remedies Upon Breach.  The Employee agrees that any breach of this Covenant by the Employee could cause irreparable damage to the Company.  The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder.

            6.         Absence of Conflicting Agreements.  The Employee understands the Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he may have acquired from others.  The Employee represents that he is not bound by any agreement, commitment, arrangement or court order, or any other existing or previous business relationship which violates, conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of employment and his obligations under Section 4 hereof. The Employee represents that he has no present obligations to assign to any former employer, or to any other person or entity not affiliated with the Company, any Work Product or other intellectual property covered by Section 4 hereof.

            7.         Miscellaneous.  Any waiver by the Company of a breach of any provision of this Covenant shall not operate or be construed as a waiver of any subsequent breach hereof.  If one or more of the provisions contained in this Covenant shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.  The obligations of the Employee under this Covenant shall survive the termination of the Employee's relationship with the Company regardless of the manner of such termination.  All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors of the Company.  This Covenant shall be governed by, and construed in accordance with, the internal laws of the State of Georgia excepting its conflicts of laws principles. The Employee understands that this Covenant does not create an obligation on the part of the Company to continue the Employee's employment with the Company.

            IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Covenant as of this 15th day of October, 2007.

WiFiMed Holdings Company, Inc.

EncounterPRO Healthcare Resources, Inc.

By:      ___________________________

            Marshall S. Sterman

Title:   Chairman, Board of Directors,

EMPLOYEE:

_____________________________
(A)                Gregory D. Vacca